EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.'s 333-67085, 333-79269, 333-36680, 333-47026,
333-53332 and 333-48698.




Arthur Anderson LLP



Minneapolis, Minnesota
March 27, 2001